EXHIBIT 25.1

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

___________________________

Madison Gas and Electric Company
(Exact name of obligor as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0444025 (I.R.S. employer identification no.)
133 South Blair Street Madison, Wisconsin (Address of principal executive offices)	53788 (Zip code)

___________________________

Medium-Term Notes
(Title of the indenture securities)

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1.General information.  Furnish the following information as to the trustee:

(a)Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)Whether it is authorized to exercise corporate trust powers.

Yes.

2.Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").

1.A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 26th day of April, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:  /s/ Terence Rawlins

Name: Terence Rawlins

Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business March 31, 2023, published in accordance with Federal regulatory authority instructions.

                                                                    Dollar amounts

                in thousands

ASSETS

Cash and balances due from

depository institutions:

Noninterest-bearing balances and currency and coin2,821

Interest-bearing balances524,227

Securities:

Held-to-maturity securities 0

Available-for-sale debt securities1,038

Equity securities with readily determinable fair values not held for trading0

Federal funds sold and securities

purchased under agreements to resell:

Federal funds sold in domestic offices0

Securities purchased under agreements to resell0

Loans and lease financing receivables:

Loans and leases held for sale0

Loans and leases, held for investment0

LESS: Allowance for loan and

lease losses0

Loans and leases held for investment,

net of allowance0

Trading assets0

Premises and fixed assets (including capitalized leases)14,362

Other real estate owned0

Investments in unconsolidated subsidiaries and associated companies0

Direct and indirect investments in real estate ventures0

Intangible assets856,313

Other assets116,025

Total assets$1,514,786

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LIABILITIES

Deposits:

      In domestic offices1,079

Noninterest-bearing1,079

Interest-bearing0

Federal funds purchased and securities

sold under agreements to repurchase:

Federal funds purchased in domestic offices0

Securities sold under agreements to repurchase0

Trading liabilities0

Other borrowed money:

(includes mortgage indebtedness and obligations under capitalized leases)0

Not applicable

Not applicable

Subordinated notes and debentures0

Other liabilities286,970

Total liabilities288,049

Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus0

Common stock1,000

Surplus (exclude all surplus related to preferred stock)325,877

Not available

Retained earnings899,862

Accumulated other comprehensive income-2

Other equity capital components0

Not available

Total bank equity capital1,226,737

Noncontrolling (minority) interests in consolidated subsidiaries0

Total equity capital1,226,737

Total liabilities and equity capital1,514,786

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty )CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President                )

Loretta A. Lundberg, Managing Director)Directors (Trustees)

Jon M. Pocchia, Managing Director)

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